Exhibit 10.12 FIRST AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT This First Amendment dated effective December 31, 2021 (“Amendment No. 1”) to the Third Amended and Restated Employment Agreement (the “Agreement”), effective January 1, 2020, is by and between Plains All American GP LLC (the “Company”) and Greg L. Armstrong (“Armstrong” or the “Employee”). Capitalized terms that are used but not defined in this Amendment No. 1 shall have the meanings ascribed to them in the Agreement. WITNESSETH WHEREAS, Armstrong and the Company are parties to the Agreement, which was entered into effective as of January 1, 2020; WHEREAS, the Agreement provides that the term of Mr. Armstrong’s employment shall terminate on December 31, 2021, unless sooner terminated pursuant to the terms of the Agreement; WHEREAS, Mr. Armstrong was elected at the 2021 Annual Meeting to serve as a director of PAA GP Holdings LLC for a three-year term ending on the date of the 2024 Annual Meeting; WHEREAS, the Board has approved an extension of the term of Mr. Armstrong’s employment until the date of the 2024 Annual Meeting; and WHEREAS, the Company and Armstrong desire to amend the Agreement by entering into this Amendment No. 1, which sets forth their mutual agreement and understanding related to the continued employment of Armstrong and certain related matters as set forth herein. NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the Parties agree as follows: 1. Section 1. As amended, Section 2 of the Agreement shall read in full as follows: “Term. The term of Armstrong’s employment with the Company as provided hereunder (the “Term”) shall commence on the Effective Date (as defined in the Agreement) and terminate on the date of the 2024 Annual Meeting; provided, however, that (a) Armstrong may terminate his employment with the Company as of any date prior to the date of the 2024 Annual Meeting by giving written notice to the Company at least two weeks prior to the effective date of such termination, (b) at the direction of the Board, the Company may terminate Armstrong’s employment with the Company as of any date prior to the date of the 2024 Annual Meeting by giving written notice to Armstrong at least two weeks prior to the effective date of such termination, and (c) Armstrong’s employment relationship with the Company shall automatically terminate in the event of his death. The date as of which the

2 employment relationship terminates shall constitute the “Termination Date” for purposes hereof.” 2. Section 2. Except as hereby amended, the Agreement shall remain in full force and effect.

3 IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 effective as of December 31, 2021. /s/ Greg L. Armstrong Greg L. Armstrong PLAINS ALL AMERICAN GP LLC By: /s/ Richard McGee Richard McGee Executive Vice President